SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549







                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 15,
1995


                   FLORIDA GAMING CORPORATION
        (Exact name of registrant as specified in charter)


   Delaware                0-9099                  59-1670533
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification
incorporation)                                    No.)


1750 South Kings Highway
Fort Pierce, Florida                                   34945-3099
(Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code: (407) 464-7500



                 (Former name or former address,
                  if changed since last report.)



             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

    Florida Gaming Corporation announced that the Company has agreed to provide up to $5 million in financing to the Rincon, San Luiseno Band of Mission Indians. Proceeds of the loan will be used for working capital for the River Oaks Casino, which the Rincon Band currently owns and operates in San Diego County, California. The Casino currently conducts Class II gaming.

     The Loan Agreement will take effect when at least 400 gaming machines are in operation at the Casino. Florida Gaming has agreed to make up to $5 million available to the Rincon Band during the seven-year term of the Agreement beginning on the effective date. In lieu of interest on the loan, Florida Gaming will receive a royalty during the term of the Loan Agreement equal to 12-1/2 percent of all gaming revenues of the Casino other than from gaming machines, plus a percentage of all revenues from gaming machines. The percentage of gaming machine revenues is 12-1/2 percent during the first five years and 11 percent during the sixth and seventh years of the Loan Agreement. Florida Gaming has agreed to grant the Rincon Band 25,000 shares of its common stock in two annual installments when the Loan Agreement takes effect. FGC has also agreed to advance $120,000 to the Rincon Band in September, which will represent an initial draw on the loan if the Loan Agreement takes effect. The Loan Agreement can be terminated if it does not take effect by October 31, 1995.

     The operation of gaming machines at the Casino is currently prohibited by a preliminary injunction issued by the United States District Court for Southern California. The injunction was sought by the United States Attorney for Southern California, based upon federal circuit court decisions that the operation of gaming machines by Native American tribes in California was prohibited by the Indian Gaming Regulatory Act because gaming machines were prohibited by California law and to date California Governor Wilson has refused to enter into a gaming compact with California tribes. Since the preliminary injunction was imposed on the Rincon Band, the United States Court of Appeals has agreed to review its prior decisions in light of a recent California appellate court decision that California law permits the operation of gaming machines by the California Lottery, contributing to the uncertain parameters of Indian gaming in California.

     The Rincon Band plans to request a hearing in the U.S. District Court at the earliest possible date to consider the lifting of the injunction based on the Rincon Band's belief that it now complies with all conditions for the operation of gaming machines under the Indian Gaming Regulatory Act. As part of this effort, the Rincon Band has now assumed the direct management of the Casino, is completing a settlement with the former third-party managers of the Casino, and has entered into the Loan Agreement with Florida Gaming. No hearing date has been set, and there can be no assurance that the injunction will be lifted. The lifting of the injunction would place the Rincon Band in a position comparable to the three other Native American tribes in San Diego County and the 22 other tribes in California that already operate gaming machines.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Exhibit 10.1 --Loan Agreement among Rincon, San Luiseno
          Band of Mission Indians and Florida Gaming Corporation dated September 11, 1995.

          Exhibit 99.1 -- Press Release dated September 15, 1995.


                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        FLORIDA GAMING CORPORATION



                        By /s/ Timothy L. Hensley
                          Timothy L. Hensley
                          Executive Vice President, Treasurer
                          and Chief Financial Officer

                          Date: September 18, 1995